UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
October 27, 2006
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50989 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
INTERCHANGE CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 3.3
EXHIBIT 99.2

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.
On November 2, 2006, Local.com Corporation (formerly Interchange Corporation) (the “Company”) issued a press release regarding the completion of its name change from Interchange Corporation to Local.com Corporation. The name change was made pursuant to an amendment to the Company’s Amended and Restated Certificate of Incorporation undertaken in connection with a merger of a wholly-owned subsidiary of the Company with and into the Company in accordance with Section 253 of the Delaware General Corporation Law. The wholly owned subsidiary merged with and into the Company was named Interchange Merger Sub, Inc. and was formed specifically for the purpose of effecting the name change.
In connection with the merger, Article 1 of the Company’s Amended and Restated Certificate of Incorporation was deleted in its entirety and replaced with the following : “Article 1: The name of the corporation is Local.com Corporation (the “Corporation”).” As a result of the name change, the Company has also changed the ticker symbol under which its stock trades on the Nasdaq National Market to NASDAQ: LOCM. Finally, the CUSIP number for the Company’s common stock was changed in connection with the name change to 53954R 10 5.
Item 9.01 Financial Statements and Exhibits.

3.3	Certificate of Ownership and Merger of Interchange Merger Sub, Inc. with and into Interchange Corporation

99.1*	Press Release of Interchange Corporation dated October 27, 2006.

99.2	Press Release of Local.com Corporation dated November 2, 2006.
* — Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 27, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCHANGE CORPORATION
Date: November 2, 2006	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
3.3	Certificate of Ownership and Merger of Interchange Merger Sub, Inc. with and into Interchange Corporation
99.1*	Press Release of Interchange Corporation dated October 27, 2006
99.2	Press Release of Local.com Corporation dated November 2, 2006
* — Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 27, 2006.